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                                                                     Exhibit 5.1


                       [LETTERHEAD OF KING & SPALDING LLP]



                                 March 20, 2003

NDCHealth Corporation
NDC Plaza
Atlanta, Georgia 30329-2010

    Re: Legality of the 10 1/2% Senior Subordinated Notes Due 2012 and related subsidiary guarantees
         --------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for NDCHealth Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed exchange of up to $200,000,000 aggregate principal amount of 10 1/2% Senior Subordinated Notes Due 2012 (the "New Notes") of the Company for a like principal amount of the Company's issued and outstanding 10 1/2% Senior Subordinated Notes Due 2012 (the "Old Notes"). Certain domestic subsidiaries of the Company named in the Indenture (defined below) (the "Subsidiary Guarantors") will unconditionally guarantee the obligations of the Company under the New Notes (the "Note Guarantees").

         In so acting, we have reviewed the Indenture, dated as of November 26, 2002, among the Company, the Subsidiary Guarantors and Regions Bank, as Trustee (the "Indenture"). We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

         For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture has been duly authorized by all requisite action by the Trustee and the Subsidiary Guarantors incorporated in states other than Delaware and that the Indenture has been duly executed and delivered by the Trustee and the Subsidiary Guarantors incorporated in states other than Delaware, and is a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its terms.

         This opinion is limited in all respects to the laws of the State of New York and the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

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NDCHealth Corporation
March 20, 2003
Page 2


         Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  (1) The Indenture has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and constitutes a valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

                  (2) The New Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

                  (3) The Note Guarantees have been duly authorized by the Subsidiary Guarantors and, when the New Notes are executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes, will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity (other than the addressee hereof) for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.


                                        Very truly yours,


                                        /s/ King & Spalding LLP